Exhibit 10.1

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is made this 19th day of April, 2005, between AIMSI TECHNOLOGIES, INC., a Utah corporation (the "Company"), and John
W. Stump III (the "Executive").

                                   WITNESSETH:

WHEREAS, the Company desires to engage Executive as Vice President-Finance and Chief Financial Officer of the Company and he is willing to accept such engagement and thereafter to perform the services hereafter described, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, it is agreed between the Company and the Executive that:

1. Engagement. The Company hereby engages the Executive for a six-month period beginning on April 1, 2005 and ending on September 30, 2005 (the "Initial Term"). At the end of the Initial Term, this Agreement shall continue in effect, provided that the Company may terminate this Agreement upon 30 days' written notice to Executive. In the event the Company terminates this Agreement, Executive shall receive a severance payment equal to one month's compensation, payable upon the giving of the notice of termination. Such severance shall be in addition to any compensation due during the notice period.

2. Duties. During the period that the Executive shall be engaged by the Company, he shall have and exercise such duties, powers, and authority, as may be assigned to him by the Audit Committee of the Company. He shall report and be responsible to the Audit Committee. The Executive agrees to perform the duties enumerated in this paragraph and to serve as an Executive during the term of this Agreement, subject to the renewal and termination provisions above. The duties, authority, powers, and rights normally associated with the position of Chief Financial Officer and Vice President - Finance shall apply to Executive with regard to the Company and all of its subsidiary companies. Specifically included in such powers shall be management and oversight of all bank accounts, subject to the appropriate internal controls as the Audit Committee deems appropriate. Nothing shall preclude Executive from having access to all bank statements, on-line monitoring of banking activity, and planning and direction as to cash disbursement activity, provided that Executive shall submit disbursements in excess of $5,000 to the Chairman of the Board for approval.

3. It is agreed between the parties that this engagement contemplates a part-time commitment to the activities of the Company. Executive shall devote four days per week, on such schedule and at such place as reasonably agreed upon with the Audit Committee. It is understood that this engagement will require regular travel, primarily to the Company's principal office in Oak Ridge, Tennessee, and that the Company shall pay all related travel expenses including air fare, hotel accommodations, ground transportation and airport parking, and a $25.00 per diem (based on a four day week). The Company will arrange for and prepay all expenses related to Executive's air fare, car rental and hotel accommodations, and shall advance amounts to Executive sufficient to cover his weekly per diem and other business-related expenses. On Friday of each week, Executive shall submit an accounting of actual expenses incurred during the course of that week, and receive reimbursement for expenses incurred in excess of such advance no later than the following Friday. If Executive's actual expenses during a particular week are less than the amount advanced by the Company, he shall return to the Company all amounts advanced in excess of his actual expenses. Nothing in this Agreement shall preclude Executive from engaging in consulting or other activities as he may legally pursue in practicing his profession.

4. Compensation. In consideration of the Executive entering into and executing this Agreement and serving for the Initial Term, the Company shall pay Executive a monthly retainer of $7,500.00, payable at the rate of $3,750.00 on the 1st and 15th day of each month beginning May 1, 2005.

5. Restrictive Covenant. During the term of this Agreement, the Executive shall devote his best efforts to advance the interests of the Company and its subsidiaries and to perform his duties hereunder, and during such time shall not directly or indirectly, alone or as a member of a partnership, or as an officer, director, or shareholder of a corporation, be engaged in or concerned with any other commercial duties or pursuits which are directly competitive with the Company or its subsidiaries. At all times, both before and after the termination of his engagement, the Executive shall keep and retain in confidence and shall not disclose to any persons, firm, or corporation (except with the written consent of the Company first obtained) any of the proprietary, confidential, or secret information or trade secrets of the Company or its subsidiaries.

6. The Company shall grant to the Executive, effective upon execution of this Agreement, 125,000 shares of common stock, $0.001 par value per share, of the Company. The Company shall issue an additional 125,000 shares of common stock to Executive if it extends Executive's employment beyond the Initial Term. Such shares of common stock shall be subject to Rule 144 restrictions for one year from the date of issuance.

7. The Company shall provide the Executive with, or reimburse the Executive for, continuing professional education classes, seminars, licensing fees and costs associated with the maintenance of Executive's professional certification as a Certified Public Accountant. It is in the best interests of the Company that Executive complete continuing education as particularly related to compliance with Sarbanes Oxley provisions. Executive agrees to complete such courses and inform the Board and Officers of the Company of any application or circumstance of those which apply.

8. Termination.

   (a) Nothing herein is intended to prohibit the Company from terminating this Agreement for serious misconduct on the part of the Executive; provided that the Executive shall have been given notice of the acts or conduct which constitute the basis for the complaint, and shall have been given a reasonable opportunity to correct such conduct or to conform to the standards being upheld. Generally accepted standards of moral and ethical conduct and adherence to published Manuals or other such documents, which apply to all other Executives of the Company shall provide the basis for such determination.

   (b) In the event of termination without cause, or termination by reason of change in control, the Executive is to receive, as a lump sum, all remaining fees as would otherwise be payable upon completion of the services called for herein, plus one month's compensation and all other benefits as provided for in this Agreement.

   (c) Any dispute or difference of opinion between the Executive and the Company as to the latter's right to terminate this Agreement shall be submitted to and determined by arbitration in accordance with the provisions herein set forth below.

9. Arbitration. In the event of any difference of opinion or dispute between the Executive and the Company with respect to the construction or interpretation of this Agreement or the alleged breach thereof which cannot be settled amicably by agreement of the parties, then such dispute shall be submitted to and determined by arbitration by a single arbitrator in Knox County, Tennessee, in accordance with the rules of the AMERICAN ARBITRATION ASSOCIATION, and judgment upon the award rendered shall be final, binding, and conclusive upon the parties and may be entered in the highest court, state or federal, having jurisdiction.

10.Benefit. This Agreement shall inure to the benefit of and shall bind the parties hereto and their respective legal representatives, successors, heirs, descendants, assigns, and personal representatives.

11.Miscellaneous. As used herein, the terms such as "herein," "hereof,"
   "hereto," and similar language shall be construed to refer to this entire instrument and not merely to the paragraph or sentence in which they appear, unless so limited by express agreement.

12.This Agreement shall be construed, venue determined, and the rights of the parties determined in accordance with the laws of Tennessee.

IN WITNESS WHEREOF, the Company and the Employee have signed this Employment Agreement as of the date and year first set forth above.

                                          AIMSI TECHNOLOGIES, INC..


                                          By /s/ Roland Edison
                                             -----------------------------------
                                             Roland Edison
                                             Chairman of the Board - AIMSI
                                             Technologies, Inc.

ATTEST:

/s/ [Witness]
---------------------------------
Name:

                                          EXECUTIVE

                                          /s/ John W. Stump III
                                          --------------------------------------
                                          John W. Stump III